ARKANSAS BEST CORPORATION

              Proxy Solicited by the Board of Directors for the
               Annual Meeting of Shareholders -- May 10, 1994


Donald L. Neal and Richard F. Cooper, jointly and severally, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Arkansas Best Corporation to be held at 1000 South 21st Street, Fort Smith, Arkansas 72901, at 1:00 P.M. CDT on Tuesday, May 10, 1994, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees names and FOR each of the other proposals specified herein.

              ** CONTINUED AND TO BE SIGNED ON REVERSE SIDE **

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. []

                                                                 FOR all
                                                                nominees,
                                                               except vote
                                                   WITHHELD   withheld from
                                         FOR all   from all   the following
                                         nominees  nominees    nominee(s):
1.  Nominees:  Arthur J. Fritz, Jr.
               and John H. Morris           []        []           []


                                            FOR    AGAINST      ABSTAIN
2.  Amendment to Arkansas Best
    Corporation 1992 Stock Option Plan      []        []           []


                                            FOR    AGAINST      ABSTAIN
3.  To ratify the appointment of Ernst &
    Young as the Company's independent
    certified public accountants.           []        []           []

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

_____________________________________     ____________________________
SIGNATURE                                 DATE


_____________________________________     ____________________________
SIGNATURE                                 DATE


PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.